Exhibit 99.2

Xiidra®, AcuStream, SAF312, OJL332

Assets of Novartis Group

Interim Abbreviated Financial Statements

(Unaudited)

(in US Dollar thousand)

For the six months ended June 30, 2023 and June 30, 2022

Xiidra®, AcuStream, SAF312, OJL332 Assets of Novartis Group

Interim Abbreviated Financial Statements (Unaudited)

Statements of Assets Acquired and Liabilities Assumed

	Note	As of June 30, 2023 (Unaudited) US $’000	As of December 31, 2022 (Audited) US $’000	As of June 30, 2022 (Unaudited) US $’000
Asset
Non-current asset
Intangible asset	5	1,719,958	2,138,383	2,635,362

Total assets acquired		1,719,958	2,138,383	2,635,362

Liability
Non-current liability
Contingent consideration payable		34,294	25,782	291,785
Current liability
Contingent consideration payable		—	46,787	49,238
Accrued employee benefits		857	487	771

Total current liabilities assumed		857	47,274	50,009

Total liabilities assumed	7	35,151	73,056	341,794

Net assets acquired		1,684,807	2,065,327	2,293,568

The notes, on the following pages, are an integral part of these Interim Abbreviated Financial Statements.

Xiidra®, AcuStream, SAF312, OJL332 Assets of Novartis Group

Interim Abbreviated Financial Statements (Unaudited)

Statements of Revenue and Direct Expenses

	Note	Six months ended June 30, 2023 (Unaudited) US $’000	Six months ended June 30, 2022 (Unaudited) US $’000
Net revenue		184,951	232,788

Direct expenses
Cost of goods sold from production		- 22,292	- 23,092
Cost of goods sold - amortization of intangible asset	5	- 166,885	- 184,853
Cost of goods sold - impairment of intangible asset	5	- 310,106	—
Cost of goods sold - fair value remeasurement of contingent consideration	7	40,988	10,828

Total Cost of goods sold		- 458,295	- 197,117

Marketing and sales		- 79,738	- 127,100
General and administrative		- 1,846	- 2,328
Research and development		- 9,477	- 10,941

		- 549,356	-337,486

Shortfall of revenues over direct expenses		- 364,405	- 104,698

Loss from associated company	6	—	-11,153

Interest expense	7	- 2,713	- 12,476

Shortfall of revenues over direct expenses, loss from associated company and interest expense		- 367,118	- 128,327

Other comprehensive income / (loss) that may be recycled into Statement of Revenue and Direct Expenses

Currency translation gain / (loss)	5	58,566	- 120,730

Total comprehensive shortfall of revenues over direct expenses, loss from associated company, interest expense and currency translation gain / (loss)		- 308,552	- 249,057

The notes, on the following pages, are an integral part of these Interim Abbreviated Financial Statements.

Xiidra®, AcuStream, SAF312, OJL332 Assets of Novartis Group

Interim Abbreviated Financial Statements (Unaudited)

Notes to the Interim Abbreviated Financial Statements

1.	Description of Business

On June 30, 2023, Novartis Group (“Novartis”) entered into a Stock and Asset Purchase Agreement (the “Agreement”) with Bausch & Lomb (“B+L”) for the divestment of Xiidra®, the first approved prescription treatment for the signs and symptoms of dry eye disease, investigational medicine SAF312 (libvatrep), in development as a first-in-class therapy for chronic ocular surface pain, as well as the rights for use of the AcuStream delivery device in dry eye indications and OJL332, a second generation TRPV1 antagonist in pre-clinical development (collectively “the Assets”).

The agreement provides for the sale of the worldwide rights to research, develop, manufacture and commercialize the Assets for a closing consideration of US $ 1,750 million and up to US $ 750 million of milestone payments. Novartis will assign to B+L the prior acquisition agreements with respect to its purchase of Xiidra® from Takeda Pharmaceutical Company Limited (“Takeda”) and sell the legal entity Kedalion Therapeutics, Inc. (“Kedalion”), which holds the rights to the AcuStream delivery device, both of which include certain contingent consideration obligations. The transaction is subjected to customary closing conditions and is anticipated to close in the second half of 2023 (“closing date”).

The manufacturing process of Xiidra® is mainly performed by contract manufacturing organisations. On the closing date, Novartis will enter into a separate transition agreement to manage the contract manufacturing organisations and provide transition services to B+L, including the distribution of Xiidra® for a limited period of time to avoid interruption of supply.

2.	Basis of preparation

The Interim Abbreviated Financial Statements include Statements of Assets Acquired and Liabilities Assumed as well as Statements of Revenue and Direct Expenses, and notes thereto, for the Assets of Novartis as discussed below.

These Interim Abbreviated Financial Statements were prepared to present the net assets to be acquired pursuant to the Agreement and the revenue and direct expenses related to the net assets acquired. They have been prepared to be included in a Securities and Exchange Commission (“SEC”) form of B+L in accordance with the requirements for Interim Abbreviated financial statements set forth in Rule 3-05(e)(2) of Regulation S-X under the Securities Act of 1933. The basis of preparation describes how these Interim Abbreviated Financial Statements have been prepared.

As these Interim Abbreviated Financial Statements include only assets and liabilities identified in the Agreement as being transferred to B+L as of closing date and income and expenses directly related to the Assets, they are not intended to provide a complete presentation of the Assets in B+L’s financial possession, results of operations or cash flows in conformity with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The Interim Abbreviated Financial Statements do not necessarily represent the assets acquired, liabilities assumed, revenue and direct expenses of the Assets had it been operated as a separate independent business and may therefore not be indicative of the financial position and financial performance that would have been achieved if operated as an independent entity or of future results of the Assets.

Throughout the periods covered by the Interim Abbreviated Financial Statements, the operations relating to the assets acquired and liabilities assumed were not segregated within separate legal entities but were embedded within Novartis legal entities. Historically Novartis has not maintained separate records for these Assets. The Assets were never operated as a separate independent business or division and separate financial statements have not been prepared in the past. As a result of the foregoing, it is not practicable to provide complete financial statements.

These Interim Abbreviated Financial Statements, including the accompanying notes, have been derived from the underlying historical accounting records of Novartis, which are maintained in accordance with IFRS as issued by the IASB. The accounting policies herein are reflective of those used for the historical Novartis consolidated financial statements, which were prepared in accordance with IFRS as issued by the IASB. As these Interim Abbreviated Financial Statements have been derived from the Novartis accounts, the reference date used for determining adjusting post balance sheet events is the date that the Novartis accounts were approved for issuance. Any post balance sheet events that occurred post the approval date of the Novartis accounts are accounted for in the period in which they occurred.

Xiidra®, AcuStream, SAF312, OJL332 Assets of Novartis Group

Interim Abbreviated Financial Statements (Unaudited)

2.	Basis of preparation (continued)

In accordance with the Agreement, B+L acquires certain intellectual properties and contingent consideration obligations and assumes certain accrual for employee benefits relating to unused vacation and paid time off and does not acquire other assets and liabilities related to the Assets, such as trade receivables, inventory, trade payables or other accruals related to the Assets. Accordingly, Novartis has retained these liabilities and assets pertaining to the Assets acquired.

Novartis entered into a separate agreement with B+L to supply Xiidra® to B+L starting from the closing date, for a limited period of time and at fair value pricing and customary terms and conditions. At the end of the supply period Novartis will sell to B+L at a fair value price the inventory on hand, in accordance with the terms of the supply agreement.

These Interim Abbreviated Financial Statements include a consistent and reasonable allocation of costs, based on reasonable assumptions and estimates. The cost allocations were based on the direct and indirect costs incurred to provide the respective services. When specific identification was not practicable, a proportional cost allocation method was used, primarily based on sales or level of effort. The allocations and estimates in the Statements of Revenue and Direct Expenses are based on assumptions that Novartis management believes are reasonable.

The Interim Abbreviated Financial Statements are presented in US dollars. Some of the transactions and asset related to the Assets were denominated in functional currencies other than US dollars. These amounts have been translated into US dollars using the following exchange rates:

•

Income and expenses using the average exchange rate with the US dollar values for the period, except for impairment expense which is translated using the average exchange rate of the month when it occurred

•	Assets, using period-end exchange rates

•	Resulting exchange rate differences are recognized in other comprehensive income

Net revenue in the accompanying Statements of Revenue and Direct Expenses represents net revenue directly attributable to the Assets. Costs and expenses in the accompanying Statements of Revenue and Direct Expenses represent direct and allocated costs and expenses related to the Assets and allocated general and administrative expense (such as finance and accounting, human resources, information technology systems and legal). All intercompany transactions have been eliminated.

The Statements of Revenue and Direct Expenses exclude allocation of expenses relating to Novartis corporate level indirect activities and overhead (such as treasury, public relations, tax) as they are not associated with the revenue generating operations of the Assets.

The funding and management of Novartis operations (including the Assets) are performed on a consolidated basis; accordingly, costs of funding the operations, including financial debt and related interest expense were not allocated to the Assets. Novartis also maintains its tax functions on a consolidated basis and current taxes and deferred taxes were excluded under the Agreement, accordingly, current taxes and deferred taxes were not allocated to the Assets.

Cash receipts and disbursements relating to the Assets are aggregated within the cash for the entire operations of Novartis. As the Assets have historically been managed as part of the operations of Novartis and have not been operated as a stand-alone business, it is neither practicable nor does sufficient data exist to prepare separate historical cash flow information for the Assets’ operating, investing, and financing cash flows; therefore, statements of cash flows are not presented.

Although, the Interim Abbreviated Financial Statements reflect management’s best estimate of all historical costs related to the Assets, this may however not necessarily reflect what the results of operations or financial position would have been had the Assets been a separate standalone entity, nor the future results of the Assets as they will exist upon completion of the planned acquisition by B+L as described in Note 1.

Xiidra®, AcuStream, SAF312, OJL332 Assets of Novartis Group

Interim Abbreviated Financial Statements (Unaudited)

3.	Summary of Significant Accounting Policies

3.1	Revenue recognition

Revenue is recognized on the sale of Xiidra® and recorded as Net revenue in the Statements of Revenue and Direct Expenses when a contractual promise to a customer (performance obligation) has been fulfilled by transferring control over the promised goods to the customer, substantially all of which is at the point in time of shipment to or receipt of the products by the customer. The amount of revenue recognized is based on the consideration Novartis expects to receive in exchange for its goods when it is highly probable that a significant reversal will not occur.

The consideration Novartis receives in exchange for its goods may be fixed or variable. Variable consideration is recognized when it is highly probable that a significant reversal will not occur. The most common elements of variable consideration are listed below.

•

Rebates and discounts granted to wholesalers, retailers, government agencies (including US Medicaid and US Federal Medicare programs), government supported healthcare systems, private health systems, pharmacy benefit managers, managed healthcare organizations, purchasing organizations and other direct and indirect customers, as well as chargebacks are provisioned and recorded as revenue deductions at the time the related revenues are recorded, or when the incentives are offered. These rebates and discounts, applied using provision rates, are estimated based on the terms and conditions in the individual states, plans and customer agreements, historical experience, product sales and growth rate, population growth, product pricing including inflation impacts, the mix of contracts and products, the level of inventory in the distribution channel, regulations, contracts, channels and payers, as appropriate to the individual rebate and discount arrangements.

•	Cash discounts are offered to customers to encourage prompt payment and are provisioned and recorded as revenue deductions at the time the related sales are recorded.

•

Sales returns provisions are recognized and recorded as revenue deductions when there is historical experience of Novartis agreeing to customer returns and Novartis can reasonably estimate expected future returns. In doing so, the estimated rate of return is applied, determined on the basis of historical experience of customer returns and considering any other relevant factors. This is applied to the amounts invoiced, also considering the amount of returned products to be destroyed versus products that can be placed back in inventory for resale.

Net revenue and provisions for revenue deductions are adjusted periodically to reflect experience and to reflect actual amounts as rebates, refunds, discounts and returns are processed. There is often a time lag between recording of revenue deductions and the final accounting for them. The provision represents estimates of the related obligations, requiring the use of judgment when estimating the effect of these revenue deductions.

3.2	Cost of goods sold

Cost of goods sold comprises all costs directly and indirectly incurred in production, purchase and bringing products to their final selling condition. Manufacturing of Xiidra® is performed mainly by contract manufacturing organisations and the cost of goods sold relates primarily to material, process and manufacturing costs, purchase price variances and inventory revaluations. Cost of goods sold also includes inspection costs, freight charges, storage costs and amortization and impairment of the currently marketed product Xiidra®, as well as fair value adjustments of contingent consideration related to Xiidra®.

Unsaleable goods are fully written off under Cost of goods sold.

3.3	Marketing and sales

Marketing and sales include costs associated with the promotion, selling marketing and distribution of products and consist of direct costs incurred related to Xiidra® and allocated support function costs such as market access, training center costs, customer interaction center and other headquarter personnel costs. The costs allocation method is sales and effort based.

Xiidra®, AcuStream, SAF312, OJL332 Assets of Novartis Group

Interim Abbreviated Financial Statements (Unaudited)

3.4	Research and development

Research and development (“R&D”) include R&D costs directly and indirectly associated with the Assets. Internal R&D costs are fully charged to R&D in the Statements of Revenue and Direct Expenses in the period in which they are incurred. Payments made to third parties, such as contract research and development organizations for sub-contracted R&D, that are deemed not to transfer intellectual property to Novartis, are expensed as R&D costs in the period in which they are incurred. Novartis considers that regulatory and other uncertainties inherent in the development of new products preclude the capitalization of internal development expenses as an intangible asset until marketing approval from a regulatory authority is obtained in a major market such as the United States, the European Union, Switzerland or Japan. R&D costs also include impairment and fair value adjustments of contingent consideration related to the development phase of the AcuStream delivery device asset.

3.5	Intangible assets

Intangible assets represent the cost of acquired intellectual property, patents, distribution rights and product trade names and are initially capitalized at their acquisition cost and subsequently tested for impairment.

Intangible assets available for use with a definite useful life comprise currently marketed products and are amortized over their estimated useful life on a straight-line basis and are evaluated for potential impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.

Intangible assets not yet available for use comprise acquired research and development intangible assets that have not yet obtained marketing approval and are recognized as in-process research and development (“IPR&D”). IPR&D is not amortized but is evaluated for potential impairment on an annual basis or when facts and circumstances warrant.

3.6	Impairment of goodwill and intangible assets

An asset or a cash generating unit (“CGU”) is considered impaired when its balance sheet carrying amount exceeds its estimated recoverable amount, which is defined as the higher of its fair value less costs of disposal and its value in use. For impairments in these Interim Abbreviated Financial Statements the fair value less costs of disposal method has been applied in the impairment assessment. In most cases, no directly observable market inputs are available to measure the fair value less costs of disposal. Therefore, an estimate is derived indirectly and is based on net present value techniques utilizing post-tax cash flows and discount rates.

Fair value less costs of disposal reflects estimates of assumptions that market participants would be expected to use when pricing the asset or CGU, and for this purpose, management considers the range of economic conditions that are expected to exist over the remaining useful life of the asset. These valuations are classified as “Level 3” in the fair value hierarchy.

The estimates used in calculating the net present values are highly sensitive and depend on assumptions specific to the nature of the Novartis activities with regard to:

•	Amount and timing of projected future cash flows

•	Sales forecasts

•	Actions of competitors (launch of competing products, marketing initiatives, etc.)

•	Sales erosion rates after the end of patent or other intellectual property rights protection, and timing of the entry of generic competition

•	Outcome of research and development activities (compound efficacy, results of clinical trials, etc.)

•	Amount and timing of projected costs to develop IPR&D into commercially viable products

•	Profit margins

•	Probability of obtaining regulatory approval

•	Future tax rate

•	Appropriate discount rate

Xiidra®, AcuStream, SAF312, OJL332 Assets of Novartis Group

Interim Abbreviated Financial Statements (Unaudited)

3.6	Impairment of goodwill and intangible assets (continued)

Generally, for intangible assets with a definite useful life, cash flow projections for the whole useful life of these assets are used. Probability-weighted scenarios are typically used.

Discount rates used consider the Novartis estimated weighted average cost of capital, adjusted for specific asset, country and currency risks associated with cash flow projections, to approximate the discount rate that market participants would use to value the asset.

Due to the above factors, actual cash flows and values could vary significantly from forecasted future cash flows and related values derived using discounting techniques.

3.7	Pension plans

Included in the direct expenses relating to the Assets are personnel costs of employees that are covered under various retirement and medical plans that are sponsored by Novartis or its affiliates. Benefit expenses associated with these plans that are attributable to the participating employees allocated to the Assets were charged to the Assets as direct expenses and included in the Statements of Revenue and Direct Expenses under Marketing and sales, and Research and development expenses. The expenses recorded associated with these plans for the periods ended June 30, 2023 and June 30, 2022 were not significant. The individual plans obligations and assets attributable to the participating employees allocated to the Assets are excluded from the assets acquired and liabilities assumed as per the Agreement.

3.8	Contingent consideration

In the acquisition of a business, it is necessary to recognize contingent future amounts due to previous owners, representing contractually defined potential amounts as a liability. For the Assets these are linked to milestones and are recognized as a financial liability at fair value, which is then remeasured at each subsequent reporting date. These estimations typically depend on factors such as technical milestones or market performance, and are adjusted for the probability of their likelihood of payment, and are appropriately discounted to reflect the impact of time. Fair value remeasurement of contingent consideration which occurs before market approval of the related product is reported in Research and development expenses and after market approval of the related product in Costs of goods sold. The contingent consideration liabilities are classified as “Level 3” in the fair value hierarchy. The effect of unwinding the discount over time is recognized for contingent consideration liabilities in Interest expense.

3.9	Investment in associated company

Investment in associated company is carried at cost less share of loss after date of acquisition. Investments in associated company are considered for impairment evaluation whenever objective evidence indicates the net investment may be impaired. If the recoverable amount of the investment is estimated to be lower than the carrying amount, an impairment charge is recognized for the difference in the Statements of Revenues and Direct Expenses within the line Loss from associated company.

4.	Key accounting judgements and estimates

The preparation of these Interim Abbreviated Financial Statements requires management to make certain estimates and assumptions that affect the reported amounts of revenue and direct expenses, assets acquired and liabilities assumed. Estimates are based on historical experience and other assumptions that are considered reasonable under the given circumstances and are regularly monitored. Actual outcomes and results could differ from these estimates and assumptions. Revisions to estimates are recognized in the period in which the estimate is revised.

Xiidra®, AcuStream, SAF312, OJL332 Assets of Novartis Group

Interim Abbreviated Financial Statements (Unaudited)

5	Intangible assets

The following table summarizes the movement of intangible assets for the period ended June 30, 2023:

US $’000	In-process research and development - AcuStream	Currently marketed product - Xiidra®	Total
At January 1, 2023
Cost	69,790	3,549,999	3,619,789
Accumulated amortization and impairment	- 69,790	- 1,607,702	- 1,677,492
Currency translation effects	—	196,086	196,086

Net book value at January 1, 2023	—	2,138,383	2,138,383

At January 1, 2023	—	2,138,383	2,138,383
Amortization charge	—	- 166,885	- 166,885
Impairment charge	—	- 310,106	- 310,106
Currency translation effects	—	58,566	58,566

At June 30, 2023	—	1,719,958	1,719,958

At June 30, 2023
Cost	69,790	3,549,999	3,619,789
Accumulated amortization and impairment	- 69,790	- 2,084,693	-2,154,483
Currency translation effects	—	254,652	254,652

Net book value at June 30, 2023	—	1,719,958	1,719,958

The following table summarizes the movement of intangible assets for the year ended December 31, 2022:

US $’000	Goodwill	In-process research and development - AcuStream	Currently marketed product - Xiidra®	Total
At January 1, 2022
Cost	—	—	3,549,999	3,549,999
Accumulated amortization	—	—	- 930,244	- 930,244
Currency translation effects	—	—	242,574	242,574

Net book value at January 1, 2022	—	—	2,862,329	2,862,329

At January 1, 2022	—	—	2,862,329	2,862,329
Addition	8,826	69,790	—	78,616
Amortization charge	—	—	- 365,544	- 365,544
Impairment charge	- 8,826	- 69,790	- 311,914	- 390,530
Currency translation effects	—	—	- 46,488	- 46,488

At December 31, 2022	—	—	2,138,383	2,138,383

At December 31, 2022
Cost	—	69,790	3,549,999	3,619,789
Accumulated amortization and impairment	—	- 69,790	- 1,607,702	- 1,677,492
Currency translation effects	—	—	196,086	196,086

Net book value at December 31, 2022	—	—	2,138,383	2,138,383

Xiidra®, AcuStream, SAF312, OJL332 Assets of Novartis Group

Interim Abbreviated Financial Statements (Unaudited)

5	Intangible assets (continued)

The following table summarizes the movement of intangible assets for the period ended June 30, 2022:

US $’000	Goodwill	In-process research and development - AcuStream	Currently marketed product - Xiidra®	Total
At January 1, 2022
Cost	—	—	3,549,999	3,549,999
Accumulated amortization	—	—	- 930,244	- 930,244
Currency translation effects	—	—	242,574	242,574

Net book value at January 1, 2022	—	—	2,862,329	2,862,329

At January 1, 2022	—	—	2,862,329	2,862,329
Addition	8,826	69,790	—	78,616
Amortization charge	—	—	- 184,853	- 184,853
Currency translation effects	—	—	- 120,730	- 120,730

At June 30, 2022	8,826	69,790	2,556,746	2,635,362

At June 30, 2022
Cost	8,826	69,790	3,549,999	3,628,615
Accumulated amortization	—	—	- 1,115,097	- 1,115,097
Currency translation effects	—	—	121,844	121,844

Net book value at June 30, 2022	8,826	69,790	2,556,746	2,635,362

The remaining amortization period for Xiidra® is 6 years at June 30, 2023 (December 31, 2022: 6.5 years; June 30, 2022: 7.0 years).

The impairment charge in 2023 reflects the write-down of Xiidra® to reflect the reduction in recoverable amount, which was based on the terms in the Agreement as described in Note 1.

In June 2022, Novartis signed an agreement with Kedalion to acquire all the outstanding shares of the company not previously acquired. As of the acquisition date, Novartis held an interest in Kedalion. The acquisition closed on June 30, 2022, resulting in Kedalion becoming a wholly owned subsidiary of Novartis and with it, Novartis acquired the rights to the AcuStream device in development for the delivery of ophthalmology pharmaceuticals. Out of this Novartis acquisition, B+L acquires only the rights to AcuStream device in dry eye. The final purchase price allocable to the AcuStream device in dry eye consisted of a cash payment of US $ 49 million and contingent consideration related to potential additional milestone payments of up to US $ 54.5 million, which Kedalion shareholders were eligible to receive upon achievement of commercialization milestones.

The fair value of the total purchase consideration was US $ 72 million and consisted of the cash payment of US $ 49 million and the fair value of the contingent consideration of US $ 23 million. The fair value of the previously held interest was US $ 15 million at June 30, 2022, the re-measurement loss amounted to US $ 10 million. The purchase price allocation resulted in net identifiable assets of US $ 87 million, consisting of IPR&D intangible asset of US $ 70 million, cash of US $ 19 million, net deferred tax liability of US $ 11 million. Goodwill amounted to US $ 9 million.

In the fourth quarter of 2022, the IPR&D asset and the associated goodwill were written down due to strategic decision to cease related clinical development program.

Xiidra®, AcuStream, SAF312, OJL332 Assets of Novartis Group

Interim Abbreviated Financial Statements (Unaudited)

6	Investment in associated company

Six months ended June 30, 2022 US $’000
At January 1	25,810
Addition	—
Share of loss	(736)
Fair value loss on revaluation at acquisition	(10,417)
De-recognition at acquisition	(14,657)

At June 30	—

Investment in associated company represents interest held in Kedalion prior to the acquisition as described in Note 5. The Statements of Revenue and Direct Expenses effects from applying Novartis accounting principles for this investment are as follows:

2022 US $’000
Share of loss	- 736
Fair value loss on revaluation at acquisition	- 10,417

Loss from associated company	- 11,153

7	Contingent consideration

Under the terms of the Takeda acquisition agreement with respect to Novartis purchase of Xiidra®, Takeda is eligible to receive potential milestone payments of up to US $ 1.9 billion upon the achievement of specified commercialization milestones. In addition, there are potential milestone payments to a third party related to Xiidra® of up to US $ 225 million, which they are eligible to receive upon the achievement of specified commercialization milestones. Under the terms of the Kedalion acquisition agreement which included the rights to the AcuStream device, Kedalion shareholders are eligible to receive potential milestone payments of up to US $ 54.5 million upon the achievement of specified commercialization milestones.

The following table provides the movement of the fair value of the contingent consideration liabilities:

US $’000	Contingent consideration – AcuStream	Contingent consideration - Xiidra®	Total
At January 1, 2023	—	72,569	72,569
Sales related fair value remeasurement through Cost of goods sold	—	- 40,988	- 40,988
Interest expense	—	2,713	2,713

At June 30, 2023	—	34,294	34,294

At January 1, 2022	—	316,359	316,359
Addition	23,016	—	23,016
Sales related fair value remeasurement through Cost of goods sold	—	- 10,828	- 10,828
Interest expense	—	12,476	12,476

At June 30, 2022	23,016	318,007	341,023

At January 1, 2022	—	316,359	316,359
Addition	23,016	—	23,016
Sales related fair value remeasurement through Cost of goods sold	—	- 267,672	- 267,672
Fair value remeasurement due to discontinuation of development	- 24,228	—	- 24,228
Interest expense	1,212	23,882	25,094

At December 31, 2022	—	72,569	72,569

Xiidra®, AcuStream, SAF312, OJL332 Assets of Novartis Group

Interim Abbreviated Financial Statements (Unaudited)

7	Contingent Consideration (continued)

To determine the fair value of a contingent consideration, various unobservable inputs are used. A change in these inputs might result in a significantly higher or lower fair value measurement. The inputs used are, among others, the probability of success, sales forecast and assumptions regarding the discount rate and timing and different scenarios of triggering events. The inputs are interrelated. The significance and usage of these inputs to each contingent consideration may vary due to differences in the timing and triggering events for payments or in the nature of the asset related to the contingent consideration. If the most significant parameters for the Level 3 input were to change by 10% positively or negatively, for contingent consideration payable, this would change the amount recorded at December 31, 2022 by US $ 19 million and US $ 17 million respectively; at June 30, 2022 by US $ 35 million and US $ 45 million respectively and at June 30, 2023 by US $ 5 million and US $ 3 million respectively.

8	Subsequent Events

On August 30, 2023 Novartis management approved these Interim Abbreviated Financial Statements.